                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement of Digi International Inc. on Form S-8 of our reports dated December 15, 1997, on our audits of the consolidated financial statements and financial statement schedule of Digi International Inc. and Subsidiaries as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995 which reports are included or incorporated by reference in the Annual Report of Digi International Inc. on Form 10-K for the year ended September 30, 1997.



                                             /s/ Coopers & Lybrand L.L.P.
                                             -----------------------------------
                                             COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
June 26, 1998